                                                                  Exhibit 10.(o)
                                                                  --------------
                              EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT, dated as of February 9, 1996 (the "Agreement"), by and between Green Tree Financial Corporation, a Delaware corporation (the "Company"), and Lawrence M. Coss, a resident of Minnesota (the "Executive"),

                                  WITNESSETH:

       WHEREAS, the Company is engaged in the business of originating conditional sales contracts or loans for manufactured homes, home improvements, consumer products and commercial equipment, providing commercial financing to manufacturers and dealers, and marketing related insurance products, with principal executive offices located in Saint Paul, Minnesota; and

       WHEREAS, the Executive has substantial employment experience as an executive in corporate management relating to the businesses described above; and

       WHEREAS, the Company and the Executive have previously entered into an Employment Agreement dated May 22, 1985 (the "1985 Employment Agreement"), which was modified and extended to December 31, 1991 by an Employment Agreement dated December 14, 1987 (the "1987 Employment Agreement") and again modified and extended to December 31, 1996 by an Employment Agreement dated April 20, 1991 (the "1991 Employment Agreement"); and

       WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors of the Company retained Johnson Associates, Inc. (the "Consultant"), an executive compensation consultant, to make recommendations to the Committee as to the terms of a new employment agreement between Company and Executive after the end of the term of the 1991 Employment Agreement; and

       WHEREAS, the Consultant prepared materials for the Committee which were distributed to the Committee in advance of its meeting held on February 9, 1996, which materials included possible alternative contract terms and comparative information; and

       WHEREAS, the Committee and Consultant met on February 9, 1996 to review and discuss possible terms for the new employment agreement, and the Executive, Committee and Consultant met on February 9, 1996 and reached agreement as to the terms of a new employment agreement (the "1997 Employment Agreement"); and

       WHEREAS, the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company as its Chairman and Chief Executive Officer, for the period from and after January 1, 1997 to and including December 31, 2001, upon the terms and conditions set forth in the 1997 Employment Agreement, which agreement memorializes the terms agreed to by Executive and the Committee.

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

       NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE I
                                  Employment
                                  ----------

       The Company hereby employs the Executive to serve as its Chairman and Chief Executive Officer, and the Executive hereby accepts such employment, on the terms and conditions hereinafter contained.

                                  ARTICLE II
                              Term of Employment
                              ------------------

       The term of employment of the Executive shall continue under the 1991 Employment Agreement to and including December 31, 1996 and shall commence hereunder from and after January 1, 1997 and, except as hereinafter provided in Article VI, shall continue until December 31, 2001.

                                  ARTICLE III
                                    Duties
                                    ------

       The Executive shall, during the term of his employment hereunder, subject to the supervision and control of the Board of Directors, perform such duties, have such power and exercise such supervision with regard to the business of the Company as are commonly associated with the offices of Chairman and Chief Executive Officer. In addition, the Executive shall perform such other duties of an executive nature as the Board of Directors may from time to time reasonably prescribe which are consistent with the duties set forth herein, including without limitation serving as a director and/or officer of one or more subsidiaries of the Company if so elected. The Executive agrees to cooperate with the Board of Directors of the Company for the purpose of designating, by the end of his term of employment hereunder, individual officers of the Company who may succeed to each corporate position of the Executive at the time of his retirement from such position (whether or not such retirement occurs at or at any time after the expiration of this Agreement).

       The Executive agrees to devote substantially all of his business time and energy to the performance of his duties under this Agreement in a diligent and proper manner. The Executive shall not, directly or indirectly, alone or as a member of a partnership or as an officer, director or employee of any other corporation, partnership or other business organization, be actively engaged in or concerned with any other duties or pursuits which materially interfere with the performance of his duties under this Agreement.

                                  ARTICLE IV
                           Compensation and Benefits
                           -------------------------

       A. As compensation for his services hereunder, the Executive shall be paid an annual base salary of $600,000 during the term of his employment hereunder. The annual base salary shall be payable to the Executive for the full term of this Agreement, regardless of prior termination of employment, except as otherwise hereinafter provided in Article VI.

       B. The Executive shall be entitled to an annual bonus under and pursuant to the terms of the Green Tree Financial Corporation Chief Executive Cash Bonus and Stock Option Plan, attached hereto as Exhibit A (the "1997 Chief Executive Plan"), subject to the approval of the 1997 Chief Executive Plan by the stockholders at the 1996 Annual Meeting.

       C. The Executive shall be entitled to participate in such pension or profit sharing plans as are from time to time implemented by the Company.

       D. The Executive shall also be entitled to such other employee benefits as provided to other executives of the Company. In the case of each such benefit subject to ERISA, copies of the Summary Plan Description therefor have been delivered to the Executive. In addition, should the Executive become eligible for other employee benefits now or hereafter provided by the Company, he will be entitled to such benefits on the same basis as other executive employees of the Company, without restriction or limitation by reason of this Agreement.

       E. The Executive shall be entitled to such paid vacation each year as is customarily provided for senior executives of the Company.

       F. The Committee agreed on February 9, 1996 to grant to the Executive options to purchase two million shares of Common Stock of the Company at an exercise price equal to the fair market value of the Common Stock on February 9, 1996 (the "Stock Options"). The Stock Options are granted under the 1997 Chief Executive Plan, subject to stockholder approval of said Plan and subject to the terms and conditions set forth in the stock option agreement attached hereto as Exhibit B (the "Stock Option Agreement").

       Nothing contained in this Agreement shall prevent the Board, by resolution duly adopted, from time to time permanently or temporarily increasing the compensation herein established for the Executive; provided, however, that the Board shall have no obligation to increase the compensation of the Executive.

                                   ARTICLE V
                     Acquisition, Merger or Consolidation
                     ------------------------------------

       If during the term of the employment of the Executive under this Agreement (or within six months after any termination of this Agreement by the Company), all or substantially all of the assets of the Company are sold to, or 51% or more of the issued and outstanding voting stock of the Company is acquired by any person or group of persons acting in concert, or if the Company is merged with or into another corporation or is consolidated with another corporation in one or more transactions in which the stockholders of the Company exchange their shares of capital stock in the Company for stock of a third party, cash or other property (each of the foregoing events being hereinafter called a "Critical Event"), then the Executive shall have the option to terminate his employment with the Company pursuant to Article VI(c) of this Agreement.

              (a) If the Executive terminates his employment with the Company during the term of this Agreement and within two years after the occurrence of a Critical Event, then: (i) the salary and bonus for the year in which the termination occurs shall be prorated based on the number of months (including the month in which the termination is effective) elapsed in the year in which the termination occurs; (ii) in lieu of future salary and cash bonuses under this Agreement, the Company shall pay the Executive in cash the maximum amount that can be paid to the Executive pursuant to paragraph (b) below (the "Termination Payment"); and (iii) the Stock Options granted pursuant to the Stock Option Agreement shall be 100% vested immediately, subject to the terms set forth in Exhibit B.

              (b) The Termination Payment shall be the lesser of:

                  (i) that amount which does not constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision or regulations promulgated thereunder, or

                  (ii) an amount equal to 0.5% of the value of the aggregate consideration received by the Company or its stockholders in the transaction(s) resulting in the Critical Event, provided, however, that if the transaction(s) involves less than all of the Company or Common Stock, as the case may be, then such aggregate consideration shall be computed with respect to the entire Company or 100% of the Common Stock, as applicable, by multiplying the aggregate consideration by a fraction, the numerator or which is 100 and the denominator of which is the percentage of the Company or Common Stock, as the case may be, which is involved in such transaction(s). If the consideration received in such transaction(s) is other than cash, such consideration shall be deemed to have the value determined in good faith by the investment bankers retained by the Company in connection with such Critical Event, or if there is no such investment banker, then by the members of the Board of Directors of the Company, other than Executive, who were in office immediately prior to the effective date of such Critical Event. Such determination of value shall be final and binding on the Company and Executive.

                                   ARTICLE VI
                                  Termination
                                  -----------

       The employment of the Executive hereunder shall terminate prior to the expiration of the term specified in Article II hereof upon the occurrence of any of the following events:

              (a) Mutual written agreement of the Company and the
                  Executive.

              (b) The death or disability of the Executive. For purposes of this
                  Agreement, the term "disability" shall have the meaning as set forth in the Long-Term Disability Plan applicable to executive officers and if there is no such plan in effect at the relevant time, then the term shall mean an injury or illness which shall render the Executive unable to perform under this Agreement for five consecutive months. In either of such events, the salary of the Executive shall continue to be paid to the designated beneficiary of the Executive or to the Executive, as the case may be, for a period of six months following such termination, it being understood that such salary continuation arrangement does not limit the rights of the Executive or his spouse under any other employee benefit plan adopted by the Company. In either of such events, the Stock Options granted pursuant to the Stock Option Agreement shall be 100% vested immediately, subject to the terms set forth in Exhibit B.

              (c) If a Critical Event shall occur and the Executive, at his option, by written notice to the Company, shall elect to terminate his employment under this Agreement. Termination under this clause (c) shall be effective thirty days after the date of the written notice to the Company. In such event, the base salary and bonus of the Executive shall be paid to the Executive as provided in Article V(a).

              (d) If, in the reasonable judgment of the Board, the Executive has engaged in "serious misconduct" as hereinafter defined detrimental to the Company or its business, and is so notified in writing by the Company, then the employment of the Executive under this Agreement shall terminate thirty days after receipt of such notice; provided, however, that if within such thirty-day period the Executive commences an arbitration proceeding or legal action seeking a determination of the issue, his base salary and bonus under Article IV hereof shall continue during the pendency of such proceeding or action, but the Executive shall not be actively employed by the Company during the pendency of such proceeding or action, and shall be reinstated as an active employee under this Agreement only if the proceeding or action results in a determination in favor of the Executive. If the Executive is so reinstated and a Critical Event shall have occurred during the pendency of the above-referenced arbitration proceeding or legal action, then the Executive shall be entitled to the payment established in
                  Article V for such Critical Event. Otherwise, the Executive shall not be entitled to such payment established in Article V for such Critical Event. For purposes of this Agreement, the term "serious misconduct" means the conviction of or admission to the commission of (i) a crime constituting a felony or gross misdemeanor under federal or state law, or (ii) an act of fraud or embezzlement involving the Company.

              (e) The occurrence of one of the following events: (i) the termination of Executive's employment by Company for any reason other than serious misconduct; or (ii) Executive's voluntary termination of his employment within one year after the Board of Directors either fails to elect Executive to the positions as required under Article I hereof or shall materially diminish the duties and responsibilites of Executive; then in any such case, the compensation as set forth in Articles IV and V shall continue to be paid to Executive for the remainder of the term of this Agreement and the Stock Options granted pursuant to the Stock Option Agreement shall be 100% vested immediately, subject to the terms set forth in Exhibit B.

              (f) If Executive shall voluntarily elect to retire and in such event the Stock Options granted pursuant to the Stock Option Agreement shall vest as provided in Exhibit B.

              (g) If the stockholders fail to approve the 1997 Chief Executive
                  Plan at the 1996 Annual Meeting of Stockholders.

                                  ARTICLE VII
                                Noncompetition
                                --------------

       The Executive hereby agrees to execute the Noncompetition Agreement attached hereto as Exhibit C, the terms of which are incorporated herein by reference.

                                  ARTICLE VIII
                                 Miscellaneous
                                 -------------

       This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, but may not be assigned by the Company without the prior written consent of the Executive.

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

       All notices hereunder shall be in writing, and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, to the party to receive the same at the address set forth following the signature of such party hereto, or at such other address as may have been furnished to the sender in the manner provided herein.

       The 1991 Employment Agreement shall continue in full force and effect to and including December 31, 1996 (including the annual bonus payable pursuant thereto with respect to the Company's fiscal year ended December 31, 1996). With respect to the Executive's employment by the Company on and after January 1, 1997, this Agreement supersedes in its entirety the 1985 Employment Agreement, the 1987 Employment Agreement and the 1991 Employment Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the employment of the Executive by the Company and provisions hereof may not be altered, amended, modified, waived, or discharged in any way whatsoever except by subsequent written agreement executed by the parties. Waiver of any of the terms or conditions of this Agreement, or of any breach thereof, shall not be deemed a waiver of such term or condition for the future or of any other term or condition for the future or of any other term or condition hereof, or of any subsequent breach thereof.

       This Agreement shall be construed and interpreted under the applicable laws and decisions of the State of Minnesota.

       The Articles and provisions of this Agreement shall be considered severable and the invalidity of one shall not render invalid or impair the binding nature and effect of any other Article or provision contained herein.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              GREEN TREE FINANCIAL CORPORATION


                              By  //s// Robert D. Potts
                                 ----------------------------
                                 Robert D. Potts
                                 Its President

                              Address:   1100 Landmark Towers
                                         345 St. Peter Street
                                         Saint Paul, Minnesota 55102


                              //s// Lawrence M. Coss
                              --------------------------------
                              Lawrence M. Coss

                              Address:   1100 Landmark Towers
                                         345 St. Peter Street
                                         Saint Paul, Minnesota 55102

                           NONCOMPETITION AGREEMENT

            THIS NONCOMPETITION AGREEMENT is made as of February 9, 1996 (the "Agreement"), by and between Green Tree Financial Corporation, a Delaware corporation (the "Company"), and Lawrence M. Coss, a resident of Minnesota (the "Executive").

                                  WITNESSETH:

            WHEREAS, the Company and the Executive have entered into an employment agreement on the same date as stated above whereby the Executive will be employed by the Company (the "Employment Agreement"); and

            WHEREAS, under the terms of that Employment Agreement the Executive will receive compensation including an annual base salary, bonus and options to purchase common stock of the Company; and

            WHEREAS, the Company desires to protect its business information and relationships and competitive position from unfair encroachment by other businesses;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants in the Employment Agreement and hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE I
                                Noncompetition
                                --------------

            Except as provided in (c) below, the Executive agrees that for a period of six (6) years from the commencement of the term of the Employment Agreement, he will not, either directly or indirectly, without the prior written consent of the Company:

              (e) render services to, reveal confidential information to or assist in any manner any corporation, individual or other entity that directly competes with any activity (i) in which the Company or any of its subsidiaries shall have been engaged on the day preceding the Executive's termination of employment and (ii) in which the Company or any of its subsidiaries is engaged on the date of such services or activity by the Executive; or

              (f) employ or attempt to employ any employee of the Company or any of its subsidiaries, or otherwise directly or indirectly interfere with or disrupt the employment relationship, contractual or otherwise, between the Company or any of its subsidiaries and any of their respective employees (it being understood and agreed that for purposes of this clause (b) an employee of the Company or any of its subsidiaries shall be deemed to continue as an employee for a period of three months following the termination of active employment).

              (c) In the event that Executive's employment is terminated under the provisions of Article VI(e) or VI(g) of the Employment Agreement, the provisions of the Agreement shall have no force or effect after the date of such termination.

                                  ARTICLE II
                                 Consideration
                                 -------------

            The consideration for the execution of this Agreement shall be the compensation to be paid by the Company to the Executive pursuant to Article IV and Article V of the Employment Agreement.

                                  ARTICLE III
                            Remedies of the Company
                            -----------------------

            As a key managerial employee of the Company, the Executive has access to customer lists, trade secrets and other confidential information of the Company. Moreover, the Executive's continued employment will be instrumental to the continuity and development of the Company's business. The Executive, therefore, acknowledges that the restrictions contained in this Agreement are a reasonable and necessary protection of the legitimate interests of the Company, that any violation of such restrictions would cause irreparable injury to the Company, and that the Company would not have entered into the Employment Agreement without receiving the additional consideration of these restrictions. Accordingly, the Executive agrees that, in the event of any actual or threatened breach of the restrictions contained herein, the Company shall be entitled (in addition to any other remedy) to preliminary and permanent injunctive relief; provided the Company has performed its obligations under the Employment Agreement.

                                  ARTICLE IV
                              Savings Provisions
                              ------------------

            The Executive and the Company agree that, in the event that restrictions in this Agreement relating to length of time, geographic area or scope of activity are determined in any court proceedings to be overbroad or unreasonably restrictive, this Agreement shall nevertheless be enforced in all other respects and for such length of time, geographic area or scope of activity deemed by the court to be reasonable.

                                   ARTICLE V
                                   Benefits
                                   --------

            During the term of the Noncompetition Agreement, Executive shall be entitled to receive health insurance coverage for himself and dependents, and if the Company maintains an aircraft, Executive shall have the right to use Company aircraft for personal use in accordance with his prior practices during the term of the Employment Agreement, subject to reasonable availability of such aircraft. Executive agrees that any such personal use will be treated as income for tax purposes in accordance with applicable tax regulations and the Executive agrees that he will be obligated to pay all income taxes attributable to such personal use.

                                  ARTICLE VI
                                 Miscellaneous
                                 -------------

            This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

            This Agreement contains the entire understanding of the parties hereto with respect to noncompetition matters and the provisions hereof may not be altered, amended, modified, waived, or discharged in any way whatsoever except by subsequent written agreement executed by the parties. Waiver of any of the terms or conditions of this Agreement, or of any breach thereof, shall not be deemed a waiver of such term or condition for the future or of any other term or condition or of any subsequent breach thereof.

            This Agreement shall be construed and interpreted under the applicable laws and decisions of the State of Minnesota.


            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                            GREEN TREE FINANCIAL CORPORATION


                            By //s// Robert D. Potts
                               -----------------------------
                               Its President

                            Address:  1100 Landmark Towers
                                      345 St. Peter Street
                                      Saint Paul, Minnesota 55102


                            By //s// Lawrence M. Coss
                               --------------------------------
                                 Lawrence M. Coss

                            Address:  1100 Landmark Towers
                                      345 St. Peter Street
                                      Saint Paul, Minnesota 55102

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